UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 21, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01. Entry into a Material Definitive Agreement.

Special Committee Fees. As previously announced, The Mills Corporation (“TMC”) formed a Special Committee of the Board. The Special Committee will, among other things, review, analyze and present its findings to the Board of Directors regarding any strategic transaction. The Committee consists of the following four members:

Edward S. Civera, Chairman

Harry H. Nick

S. Joseph Bruno

Robert P. Pincus

Each committee member will receive a monthly fee of $10,000 for their services until the Special Committee is dissolved.

Employment Agreement with Mark Ordan. On June 21, 2006, TMC entered into an employment agreement with Mark S. Ordan, who is currently employed by TMC as its Chief Operating Officer. The effective date of the employment agreement is February 28, 2006. The following summary of the employment agreement is qualified in its entirety by the copy of the employment agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Ordan’s employment period, for purposes of the agreement, commenced on the effective date of the agreement and will continue until December 31, 2007, provided that on January 1, 2008 and on each January 1 thereafter, the employment period will automatically be extended for one year unless either party has given at least ninety (90) days prior written notice of non-renewal. The employment agreement provides for an annual base salary at the rate of $695,000, reviewable on or about April 1, 2007 and at least annually thereafter for such adjustments as may be determined to be appropriate by the Executive Compensation Committee of the Board (the “Executive Compensation Committee”). Under the employment agreement, Mr. Ordan is eligible to participate in TMC’s annual short-term performance incentive plan for executives as well as its long-term incentive plan, with target awards and actual bonuses under each such plan to be determined by the Executive Compensation Committee in its discretion. Initially, he will be eligible to participate in TMC’s annual short-term performance incentive bonus plan with a current target bonus of 55% of his annual base salary and will be eligible to participate in TMC’s long-term incentive plan with a current target award of 100% of his annual base salary. The employment agreement also provides that Mr. Ordan will be entitled to participate in all benefit programs, policies or plans adopted by TMC and applicable to its senior executives in the same or similar positions to that of Mr. Ordan, including an additional annual taxable benefits allowance of $18,000 and up to $10,000 annual reimbursement for financial planning assistance.

In addition, in the event that termination of employment occurs due to death or “Disability” (as defined in the employment agreement), Mr. Ordan or his beneficiary will be entitled to benefits under any benefit programs in which he participates, and to any long-term incentive plan awards, to the extent provided for in the programs and plans under which those benefits and awards were granted. The vesting of any stock options or other equity-based compensation awards, and all other rights under such awards, will be determined in accordance with the plans under which the awards were granted and any agreements evidencing such awards, except that, for this purpose, Mr. Ordan will be considered to have been employed at the end of the calendar year in which termination of his employment occurred.

If TMC terminates Mr. Ordan’s employment without “Cause” (as defined in the employment agreement), or if he voluntarily terminates his employment for “Good Reason” (as defined in the employment agreement), upon his execution and return of a release of claims, he will be entitled to a lump sum cash payment equal to (i) two times the sum of his then-current base salary and his target annual bonus for the year in which he is terminated plus (ii) a pro rata cash payment equal to his target annual bonus for the year of termination based on service for such bonus year through the date of termination. In addition, Mr. Ordan’s vesting and other rights with respect to stock options and

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other equity-based compensation awards will be treated in accordance with the relevant plans under which such grants were made, provided that Mr. Ordan will be considered for such purpose to have been employed at the end of the calendar year in which the termination occurred. His entitlement to benefits under any benefit programs and his long-term incentive plan awards will be determined in accordance with the provisions of such programs and plans, provided that TMC shall provide, at its expense, continued participation for 24 months in any medical and dental insurance plans (as they may be modified) in which Mr. Ordan or his dependents participated.

If TMC terminates Mr. Ordan for “Cause” or if he voluntarily terminates his employment for other than “Good Reason,” his entitlement to benefits under any benefit programs and his long-term incentive plan awards will be determined in accordance with the provisions of such programs and plans, and he will forfeit all unvested equity or equity-based compensation awards.

If within 24 months of a “Change in Control” (as defined in the employment agreement) TMC or its successor terminates Mr. Ordan’s employment for reasons other than death, “Disability” or “Cause” or Mr. Ordan terminates his employment for “Good Reason,” Mr. Ordan will be entitled to the same payments and benefits as if he had been terminated by TMC without “Cause” or if he voluntarily terminated his employment for “Good Reason,” as described above, except that notwithstanding provisions to the contrary in any long-term incentive plan, Mr. Ordan shall be entitled to the payment of the full amount (without pro ration) of any unvested long-term incentive plan awards that have been made to him for any performance period that has commenced. If Mr. Ordan voluntarily terminates his employment with TMC or its successor for any reason during the 30 day period commencing on the first anniversary of the effective date of a “Change in Control,” such termination will be considered a “Good Reason” termination. The employment agreement also contains non-compete, non-solicit and confidentiality covenants

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated June 21, 2006, by and between The Mills Corporation and Mark S. Ordan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ Mary Jane Morrow
Name:	Mary Jane Morrow
Title:	Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ Mary Jane Morrow
Name:	Mary Jane Morrow
Title:	Executive Vice President and Chief Financial Officer

Date: June 27, 2006

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EXHIBIT INDEX

Exhibit No.
10.1	Employment Agreement, dated June 21, 2006, by and between The Mills Corporation and Mark S. Ordan

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